Registration No. 333 -184440

As filed with the Securities and Exchange Commission on November 28 , 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AZURE HOLDING GROUP CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5521 Primary Standard Industrial Classification Code Number	33-1224256 IRS Employer Identification Number

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 997-3119

Email: azuregroupcorp@gmail.com

 (Address and telephone number of principal executive offices)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

(Name, address and telephone number of agent for service)

Copies To:

Kevin A. Polis, Esq.

Zouvas Law Group, P.C.

2368 Second Avenue

San Diego, CA 92103

 Tel. (619) 955-5161

Fax. (619) 975-6695

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Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	2,650,000	$0.03 per share	$79,500	$10.84

(1)	Such sale price was determined arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED NOVEMBER 28 , 2012

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PROSPECTUS
Azure Holding Group Corp.

2,650,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7-13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Such sale price was determined arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Azure Holding Group Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Investing in our common stock involves risk. See “Risk Factors” beginning on page 7 of this prospectus.

The Date of This Prospectus Is: November 28 , 2012

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Summary

Prospective investors are urged to read this prospectus in its entirety.

Azure Holding Group Corp. was found in the State of Nevada on April 27, 2012. We are a development stage company which plans to engage in the business of selling used automobiles. We plan to sell used automobiles exclusively in Russia. To date, our business operations have been limited to primarily, the development of a business plan and the completion of private placements for the offer and sale of our common stock. On August 22, 2012 we purchased one car for resale. On November 21, 2012 the first revenue of $1,100 was recognized pursuant to the selling our car. We cannot state with certainty whether we will achieve profitability. We have incurred losses since inception in the amount of $347 .. We have one employee, Olga Chernetckaia, who is our sole officer and director. She intends to devote approximately 20 hours a week of her business time to the development of our business.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole officer and director. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

We were incorporated on April 27, 2012 under the laws of the state of Nevada. Our principal office is located at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074. Our telephone number is (702) 997-3119. Our fiscal year end is August 31.

The Offering:

Securities Being Offered	Up to 2,650,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Shares outstanding prior to offering	8,150,000
Shares outstanding after offering	8,150,000
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

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Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of August 31, 2012 (Audited)
Balance Sheet
Total Assets	$31,870
Total Liabilities	$217
Stockholders’ Equity	$31,653
Period from April 27, 2012 (date of inception) to August 31,2012 (Audited)
Income Statement
Revenue	$-
Total Expenses	$347
Net Loss	$(347)

Risk Factors related to our Business and Industry

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.  IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  WE DO NOT CURRENTLY HAVE A TRADING PRICE FOR OUR COMMON STOCK. IF AND WHEN OUR COMMON STOCK BECOME ELIGIBLE FOR TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THERE IS NO ASSURANCE OUR COMMON STOCK WILL BE ELIGIBLE FOR TRADING ON THE OTCBB.

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN REVENUES OR PROFITABILITY. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on April 27, 2012, and our net loss since inception is $347. We have very little operating history upon which an evaluation of our future success or failure can be made. Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses associated with SEC filings, establishing office, website development and purchasing of additional cars for resale without generating revenues. Failure to generate significant revenues in the future will cause us to go out of business.

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IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While on August 31, 2012, we had cash on hand of $24,070 we have accumulated a deficit of $347 in business development and administrative expenses and professional fees. Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  We anticipate that the minimum additional capital necessary to fund our planned operations for the 12-month period will be approximately $5,000 and will be needed for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. In order to expand our business operations, we anticipate that we will have to raise additional funding. There is no assurance that we will be able to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.

We are not raising any money in this offering. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole officer and director. Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders. Olga Chernetckaia, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Ms. Chernetckaia has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business.  If this happens, you could lose all or part of your investment.

LACK OF REVENUES TO DATE CAUSE S A SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

We are a development stage company. We have incurred total losses since inception of $347. Accordingly, you  cannot  evaluate  our  business,  and  therefore  our  future prospects,  due  to  a  lack  of  operating  history and small revenues. To date, our business operations have been limited to primarily, the development of a business plan, the completion of private placements for the offer and sale of our common stock, and purchasing a car. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises.  In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is highly competitive.  There are many different distributors of used cars in Russia. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

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COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

Many competitors with similar products are significantly larger and have substantially greater financial, marketing and other resources and have achieved public recognition for their services. Competition by existing and future competitors could result in an inability to secure adequate consumer relationships sufficient enough to support Company endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease our operations.

WE MAY BE SIGNIFICANTLY AFFECTED BY CHANGING RETAIL PRICES.

Any significant changes in retail prices for used and new vehicles could reduce our sales and margins.  If any of our competitors seek to gain or retain market share by reducing prices for used or new vehicles, we would likely reduce our prices in order to remain competitive, which could result in a decrease in our sales and profitability and require a change in our operating strategies

BECAUSE WE PLAN TO SELL MOST OF OUR CARS IN RUSSIA, WE CAN BE AFFECTED BY DISRUPTION IN THE DELIVERY.

We plan to sell most of our cars in Russia.  Because we plan to deliver cars directly to our customers, we believe that disruptions in shipping deliveries may affect us.  Deliveries of our products may be disrupted through factors such as:

- raw material shortages, work stoppages, strikes and political unrest;

- fuel price increases;

- problems with ocean shipping, including work stoppages and shipping;

- container shortages;

- increased inspections of import shipments or other factors causing delays in shipments; and

- economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND OLGA CHERNETCKAIA, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. CHERNETCKAIA, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. CHERNETCKAIA.

Our principal operations and assets are located outside of the United States, and Olga Chernetckaia, our sole officer and director, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. Chernetckaia in the United States, and it may be difficult to enforce any judgment rendered against Ms. Chernetckaia. As a result, it may be difficult or impossible for an investor to bring an action against Ms. Chernetckaia, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of Russia may render that investor unable to enforce a judgment against the assets of Ms. Chernetckaia. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

OUR SOLE OFFICER AND DIRECTOR HAS LACK OF EXPERIENCE MANAGING PUBLIC REPORTING COMPANY AND ACCOUNTING WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Olga Chernetckaia, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. Also, Ms. Olga Chernetckaia has only limited experience in accounting.  As our operations become more complex we will be required to hire additional accounting personal to comply with our reporting obligations.  If we cannot operate successfully as a public company, your investment may be materially adversely affected.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 67.48% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, SHE WILL HAVE THE ABILITY TO MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, Olga Chernetckaia, owns approximately 67.48% of the outstanding shares of our common stock.  Accordingly, she will have the ability to determine the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  She will also have the power to prevent or cause a change in control.  The interests of our sole officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Ms. Olga Chernetckaia, will only be devoting limited time to our operations. Ms. Chernetckaia intends to devote approximately 20 hours a week of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, our operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Ms. Chernetckaia from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Chernetckaia may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

Our sole director Ms. Chernetckaia is associated with another company that is engaged in business activities similar to those conducted by us. Ms. Chernetckaia works as a sole proprietor in the automobile industry and she is engage in the business of exporting and reselling Japanese cars in Russia. Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Ms. Chernetckaia’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. We do not currently have a right of first refusal pertaining to business opportunities that come to management's attention. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Ms. Chernetckaia may favor her own interests over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

IF MS. CHERNETCKAIA, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE AN OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Ms. Chernetckaia, for the future success of our business. The loss of the services of Ms. Chernetckaia could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. We are not raising any money in this offering.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

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IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board.  If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

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In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

THE COSTS TO MEET OUR REPORTING AND OTHER REQUIREMENTS AS A PUBLIC COMPANY SUBJECT TO THE EXCHANGE ACT OF 1934 ARE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

As a public entity subject to the reporting requirements of the Exchange Act of 1934, we incur ongoing expenses associated with professional fees for accounting, legal and SEC filings and compliance. We estimate that these costs will increase if our business volume and activity increases.  As a result of such expenses, we may not have sufficient funds to grow our operations.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, by adding a $0.02 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB. Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

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Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 2,650,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S promulgated pursuant to the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

- 2,650,000 shares of our common stock that the selling shareholders acquired from us in an offering that was completed on August 17, 2012.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Ugis Karandzejs	80,000	80,000	Nil	Nil
Guntis Upmanis	80,000	80,000	Nil	Nil
Peteris Strods	80,000	80,000	Nil	Nil
Anatoliy Zamozdra	80,000	80,000	Nil	Nil
Carmen Emilia Penaherrera Romero	80,000	80,000	Nil	Nil
Juan Javier Conforme Macias	80,000	80,000	Nil	Nil
Oksana Vashukevich	80,000	80,000	Nil	Nil
Tatyana Torbeyeva	80,000	80,000	Nil	Nil
Walter Manuel Velez Burgos	80,000	80,000	Nil	Nil
Marina Elizabeth Flor Acevedo	80,000	80,000	Nil	Nil
Yulia Lyalina	80,000	80,000	Nil	Nil
Juan Gabriel Cedeno Quintana	80,000	80,000	Nil	Nil
Anisa Bulueva	80,000	80,000	Nil	Nil
Diego Armando Espinoza Pacheco	80,000	80,000	Nil	Nil
Olga Churinova	80,000	80,000	Nil	Nil
Luis Eduardo Sabando Velez	80,000	80,000	Nil	Nil
Silvia Adriana Rivera Leon	80,000	80,000	Nil	Nil
Janis Poznaks	100,000	100,000	Nil	Nil
Andrejs Levaskovics	100,000	100,000	Nil	Nil
Valentina Levaskovica	100,000	100,000	Nil	Nil
Edgars Ozolins-ozols	100,000	100,000	Nil	Nil
Arvids Streikus	100,000	100,000	Nil	Nil
Alexander Kryukov	100,000	100,000	Nil	Nil
Frantisek Baroch	100,000	100,000	Nil	Nil
Petr Hampel	100,000	100,000	Nil	Nil
Tatiana Bunaeva	100,000	100,000	Nil	Nil
Roman Volodchenko	120,000	120,000	Nil	Nil
Pavel Churinov	120,000	120,000	Nil	Nil
Hye Eun Kim	150,000	150,000	Nil	Nil

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The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,650,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1. has had a material relationship with us other than as a shareholder at any time within the past three years;

2. has ever been one of our officers or directors;

3. is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily by adding a $0.02 premium to the last sale price of our common stock to investors. This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “Commission”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

- a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

- a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

- a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

- a toll-free telephone number for inquiries on disciplinary actions;

- a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

- such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

- bid and offer quotations for the penny stock;

- the compensation of the broker-dealer and its salesperson in the transaction;

- the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

- monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

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Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of November 28 , 2012 there were 8,150,000 shares of our common stock issued and outstanding held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Zouvas Law Group, P.C.  has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Ronald R. Chadwick, P.C. to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

We are a development stage company which plans to engage in the business of selling used automobiles. We plan to sell used automobiles exclusively in Russia. .. We were incorporated in the State of Nevada on April 27, 2012 and cannot state with certainty whether we will achieve profitability. To date, our business operations have been limited to primarily, the development of a business plan and the completion of private placements for the offer and sale of our common stock. On August 22, 2012 we purchased one car for resale which we sold on November 21, 2012. Therefore, the first revenue of $1,100 was recognized pursuant to the selling our car. We have incurred losses since inception in the amount of $347 .. Our plan of operation is forward-looking. It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding. Our business office is located at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074. Our telephone number is (702) 997-3119.

Russian car owners prefer to buy used cars rather than new cars. The main reason is the price. Many consumers would prefer buying a new car, but only a few actually have the financial means to afford such a purchase. From January to August 2012 3.7 million used cars were sold in Russia. It is 27% more than in 2011 for the same period. The used car market is more stable than the new car market. During recent recession in Russia the new car sales decreased 50% when used car sales decreased only 20%.(1) We believe that the used car market will grow in the nearest future because of relatively low level of car ownership – 260 vehicles per 1000 people vs. 800 in the USA and around 550 in many European countries. Russia represents a significant growth potential for the automotive industry.(2)

(1) http://www.km.ru/avto/2012/09/27/avtomobilnyi-transport-v-rossii/693302-rossiiskie-avtolyubiteli-predpochli-poderzhan

(2) http://blogs.tnsglobal.com/tns_automotive/2012/07/are-russian-oems-ready-for-the-boom-of-the-second-hand-car-market.html

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. The most likely source of this additional capital is through the sale of additional shares of common stock, bay way of a privet debt or advances from our sole officer and director. Olga Chernetckaia, our sole officer and director, has agreed to loan the Company funds to meet our obligations and complete our 12-months business plan. However, Ms. Chernetckaia has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

Product Description

We intend to buy used cars in the United States and sell them in Russia. We plan to specialize in the eastern part of Russia where the car market mostly consists of used Japanese cars due to its close proximity to Japan. Japanese cars are of much better quality and reliability than domestic, Russian cars. Although Russian drivers drive on the right-hand side of the road, almost all imported used Japanese cars are designed for left-hand side driving, with the steering wheel on the right side of the car. This makes cars imported from the United States, which are designed for right-hand side driving, more attractive to Russian consumers. Our director, Olga Chernetckaia, has worked as a used Japanese car importer for many years. We will rely on her knowledge and expertise of importing cars to Russia in conducting our operations.

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In most cases we will take prepayments from our clients prior to shipment of the cars. Potential customers will have two options to pay for cars: by wire transfer or by sending a check/money order. Our customers will be responsible to cover the shipping costs, custom duties, taxes or any other additional charges that might incur. This apportionment of responsibility will increase the prices of our used cars. It has the potential to make our used cars more expensive that used cars offered by other source within the Russian used car market that will negatively affect our business. All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility. In some cases if we have available funds we may take a partial deposit or an agreement, buy and ship a car at our own expense and risk. In such cases we plan to charge our clients a higher fee.   When we do not take prepayment and buy cars at our own expense there is a chance that we will not sell these cars for a long period of time or never at all, which will result in loss of revenue and disruption of our business. Our cars will be offered at prices marked-up from 10% to 20% of our cost.

On August 22, 2012 we purchased first used car for $7,800 from a car dealer in the United States that allowed us to store the car on its parking place while we prepare it for shipping. The car was sold on November 21, 2012 and we realized first revenue in the amount of $1,100.

Suppliers of Automobiles

We plan to purchase used cars from car dealers and from car auctions. Our sole officer and director, Olga Chernetckaia, has contacted several car dealers, which she founds through her network of contacts in the automobile industry. They agreed to supply cars for us, inspect them, arrange shipment, and provide any necessary documentation. We can also purchase cars from private sellers in the U.S. by finding them through eBay or classified ads. We plan to purchase used cars only form the listed sources and only in the United States. We may also hire and use the services of a part-time contractor which will be responsible for inspection and shipment of the vehicles in the U.S.

Marketing Our Product

We plan to market our services in Russia. Initially, our products will be promoted by our sole officer and director, Ms. Olga Chernetckaia. We intend to develop and maintain a database of potential clients who may want to buy used cars. We will follow up with these clients periodically and offer special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals. We intend to hire an outside web designer to assist us in designing and building our website. We will display the cars and their prices which will be available for purchase on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. We will market and advertise our web site to find potential clients and also promote our services through the network of our director’s contacts in the automobile industry.

To draw attention from potential customers we plan to market and advertise our company though social networking. Websites such as Facebook and Twitter have come a long way in only a few years to be household names all over the world. We intend to use these websites to spread out information about our cars and services. We intend to implement word of mouth advertising into our business model. We believe a huge marketing opportunity on the internet is spreading word of mouth, a form of free advertising.

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Competition

Our competition varies by model lines, customer classification and geographic market. The principal competitive factors in our industry are the pricing and availability of products, services, delivery capabilities, customer relationships, geographic coverage and breadth of product offerings. We will compete with many local and regional car distributors and dealers, as well with private distributors. In addition, some potential clients often buy cars from overseas countries by themselves and import them to Russia, and the volume of such direct purchases will likely increase in the future. Many of our competitors have greater financial resources and may be able to withstand sales or commission decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Description of property

We do not have an ownership or leasehold interest in any property. We have no plans to hold inventory of cars in the United States or in Russia, and we have no plans to obtain the space necessary to hold such inventory.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees. Identification of Certain Significant Employees

We are a development stage company and currently have no employees, other than our sole officer and director Ms. Olga Chernetckaia. We intend to hire additional employees on an as needed basis.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of used car and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business, however we will have to comply with all applicable export and import regulations.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074. Our telephone number is (702) 997-3119. This is the office provided by our incorporator, Incorp Services, Inc. and is included in their Services Package.  We do not pay any rent to Incorp Services, Inc. and there is no agreement to pay any rent in the future.  As of the date of this prospectus, we have not sought or selected a new office location. We plan to establish an office in Russia by the end of December, 2012.

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Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 2360 Corporate Circle, Ste. 400 Henderson, Nevada 89074-7722.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 30 registered shareholders.

Rule 144 Shares

A total of 5,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144.  Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Securities Exchange Act of 1934 periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 81,500 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,500,000 shares that may be sold pursuant to Rule 144.

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Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

We are a development stage corporation. To date, our business operations have been limited to primarily, the development of a business plan and the completion of private placements for the offer and sale of our common stock. On August 22, 2012 we purchased one car for resale. As of today, w e have realized revenue in the amount of $1,100 and have incurred losses since inception. Our plan of operation is forward-looking. It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.   We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole officer and director Olga Chernetckaia. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

Our office is currently located at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074. Our telephone number is (702) 997-3119. This is the office provided by our incorporator, Incorp Services, Inc. and is included in their Services Package. We do not pay any rent to Incorp Services, Inc. and there is no agreement to pay any rent in the future. As of the date of this prospectus, we have not sought or selected a new office location. We plan to establish an office in Russia by the end of December, 2012. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Azure Holding Group Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

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We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Following the date of this registration statement, our business plan for the next 12 months is as follows:

October, 2012-December, 2012: Set up Office. Estimated cost $2,500.

By the end of December, 2012, we plan to set up office in and acquire the necessary equipment to begin our business operations. We believe that it will cost at least $4,000 to set up office and obtain the necessary equipment to begin operations. Our sole officer and director will handle our administrative duties.

Minimum office requirements:

    PC                             $  1,000

    Print/Scan/Fax          $  500

    Phone                        $  100

    Furnishings               $  500

    Misc                          $  400

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December, 2012 – February, 2013: Negotiate agreements with suppliers.

During this period, we plan to contact and start negotiation with used car suppliers, car auction dealers, freight-forward agents, customs brokers and other agents. Our sole officer and director, Ms. Chernetckaia, will look for potential suppliers and agents. We will negotiate prices and fees, and terms and conditions of collaboration. As of the date of this prospectus we have not signed any agreements. Even though the negotiation agreements with potential suppliers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

January, 2013- May, 2013: Develop Our Website and Commence Marketing Campaign. Estimated cost $7,000.

Our director, Ms. Chernetckaia will be in charge of registering our web domain. We have not registered any web domain as of the date of this prospectus. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The website development costs, including site design and implementation will be approximately $2,000.  Updating and improving our website will continue throughout the lifetime of our operations. Our website should become important tool for the marketing program.

Once we execute agreements with suppliers and commence website development, we will begin to market our products. Initially, our sole officer and director, Olga Chernetckaia, will look for potential customers through her network of friends and business associates in the automobile industry. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls. We also expect to get new clients from Internet, social networking and "word of mouth" advertising. We intend to spend about $5,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

March, 2013- July, 2013: Purchase of additional car for resale. Estimated cost $7,000.

If we have available funds, we plan to buy an additional car during this period. Once we begin generating revenue, we will keep buying more cars for resale. However, there is no guarantee that we will continue selling our cars and generate any revenue.

May, 2013-August, 2013: Hire a Salesperson.

Initially, our sole officer and director will look for potential customers for our product. Once we begin to sell our cars we may hire one part-time salesperson with good knowledge and broad connections to the automobile industry to introduce our cars. This individual will be an independent contractor compensated solely in the form of commissions.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Office set up	$2,500
Marketing costs	$5,000
Website development costs	$2,000
Purchase of an additional car	$7,000
Estimated cost of this offering	$10,000
Costs associated with being a publicly reporting company	$10,000
Total	$36,500

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Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future. We are not raising any money in this offering. Our only sources for cash at this time are investments by shareholders in our company and cash advances from our sole director Ms. Olga Chernetckaia. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated   just $1,100 in revenue .. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Our current cash reserves are not sufficient to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the sale of additional common stock. We may seek to obtain short-term loans from our director as well , although there is no guarantee that we will be able obtain such funds. Olga Chernetckaia, our sole officer and director, has verbally agreed to loan the company funds. However, there is no written agreement in place and no limit on the amount of funds that she has agreed to provide has been indicated. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Results of Operations for Period Ending August 31, 2012

Since our inception on April 27, 2012 to August 31, 2012, we incurred net loss of $347. As of August 31, 2012 we had cash of $24,070 in our bank accounts. However, we anticipate that we will incur substantial losses over the next 12 months.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

 Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

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The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Olga Chernetckaia	31

Executive Officers:

Name of Officer	Age	Office

Olga Chernetckaia	31	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer, Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our officers and sole director for the past five years.

Ms. Olga Chernetckaia has acted as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on April 27, 2012.  Ms. Chernetckaia owns 67.48% of the outstanding shares of our common stock.  As such, it was unilaterally decided that Ms. Chernetckaia was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Ms. Chernetckaia’s previous employments. Ms. Chernetckaia graduated with a Bachelor degree in World Economy from International Department of Irkutsk State Technical University in 2003. After graduation until present time, Ms. Chernetckaia has been working as sole proprietor in the automobile industry. She is involved in the business of exporting and reselling of used Japanese cars in Russia. Ms. Chernetckaia intends to devote close to 50% (20 hours /week) of her time to planning and organizing activities of Azure Holding Group Corp.

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During the past ten years, Ms. Chernetckaia has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Chernetckaia was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Chernetckaia’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our officers and sole director.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Ms. Olga Chernetckaia, our President will be devoting approximately50% (20 hours/week) of her time to our operations. Because Ms. Chernetckaia will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 27, 2012 to August 31, 2012 (our fiscal year end) and subsequent thereto to the date of this prospectus.

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SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Olga Chernetckaia President, CEO, CFO,Treasurer, Chief Accounting Officer, Sole Director and Secretary	2012	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with our officer or director.  We do not pay her for acting as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Olga Chernetckaia	5,500,000	67.48%
Stock	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Chief Accounting Officer,
	Sole Director and Secretary
	2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074
Common	Officer and Director as a	5,500,000	67.48%
Stock	group that consists of one person	shares

The percent of class is based on 8,150,000 shares of common stock issued and outstanding as of the date of this prospectus.

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Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

• Any of our directors or officers;

• Any person proposed as a nominee for election as a director;

• Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

On May 21, 2012 we issued a total of 5,500,000 shares of restricted common stock to Ms. Chernetckaia for total cash proceeds of $5,500.

Disclosure of Commission Position Of Indemnification for
Securities Act of 1933 Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

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RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Azure Holding Group Corp.

Henderson, Nevada

I have audited the accompanying balance sheet of Azure Holding Group Corp. (a development stage company) as of August 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from April 17, 2012 (inception) through August 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Azure Holding Group Corp. as of August 31, 2012, and the results of its operations and its cash flows for the period from April 17, 2012 (inception) through August 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado October 2, 2012	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C.

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AZURE HOLDING GROUP CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET

August 31, 2012
ASSETS
Current Assets
Cash	$ 24,070
Assets	7,800
Total Current Assets	31,870
TOTAL ASSETS	$ 31,870
LIABILITIES
Loans from Shareholders	217
TOTAL LIABILITIES	217
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001; 75,000,000 shares authorized, 8,150,000 shares issued and outstanding	8,150
Additional paid-in-capital	23,850
Deficit accumulated during the development stage	(347)
TOTAL STOCKHOLDERS’ EQUITY	31,653
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 31,870

See accompanying notes to financial statements

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AZURE HOLDING GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 27, 2012 (INCEPTION) TO AUGUST 31, 2012

REVENUES	$ 0

EXPENSES
General & Administrative Expenses	347
TOTAL EXPENSES	347
NET LOSS FROM OPERATIONS	(347)
PROVISION FOR INCOME TAXES	0
NET LOSS	$ (347)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,392,441

See accompanying notes to financial statements

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AZURE HOLDING GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM APRIL 27, 2012 (INCEPTION) TO AUGUST 31, 2012
	Common Stock		Additional paid-in-capital	Deficit Accumulated during the Development	Total Stockholders’ Equity
	Shares	Par Value

Inception, April 27, 2012	-	$ -	$ -	$ -	$ -
Shares sold at $0.001 per share	5,500,000	5,500			5,500
Shares sold at $0.01 per share	2,650,000	2,650	23,850		26,500
Net loss for the period ended August 31, 2012	-	-		(347)	(347)

Balance, August 31, 2012	8,150,000	$ 8,150	$ 23,850	$ (347)	$ 31,653

See accompanying notes to financial statements

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AZURE HOLDING GROUP CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 27, 2012 (INCEPTION) TO AUGUST 31, 2012

Cash Flows from (used in) Operating Activities
Net Income (Loss)	$ (347)
Decrease (Increase) in Operating Assets:
Inventory	(7,800)
Net Cash provided by (used in) Operating Activities	(8,147)

Cash Flows from (used in) Investing Activities
Net Cash provided by (used in) Investing Activities	0

Cash Flows from (used in) Financing Activities
Loans from Shareholders	217
Sale of Common Shares	32,000
Net Cash provided by (used in) Financing Activities	32,217

Increase (Decrease) in Cash and Cash Equivalents	24,070
Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 24,070

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0
Income taxes paid	$ 0

See accompanying notes to financial statements

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AZURE HOLDING GROUP CORP.

(A Development Stage Company)

Notes to Financial Statements

August 31, 2012

1. ORGANIZATION AND BUSINESS OPERATIONS

AZURE HOLDING GROUP CORP. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 27, 2012.  We intend to commence operations in the business of selling used automobiles. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception on April 27, 2012 through August 31, 2012 the Company has accumulated losses of $347.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $347 as of August 31, 2012 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of  three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to  make   estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results  could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

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Foreign Currency Translation

The Company's functional currency and its reporting currency is the United  States dollar.

Financial Instruments

The carrying value of the Company's  financial  instruments  approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

 Income taxes are accounted for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is August 31.

Recent accounting pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

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Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, Revenue recognition ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Inventory policy

The Company uses first-in first-out method stated at lower of cost or market for inventory accounting. Regardless of which physical units are actually sold, this approach always values inventory by assuming that products that enter inventory later are the ones that are left over.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $-0- in advertising costs during the period April 27, 2012 (inception) to August 31, 2012.

3. COMMON STOCK

The authorized capital  of  the Company is 75,000,000 common shares with a  par value of $ 0.001 per share. On May 21, 2012, the Company issued 5,500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $5,500. For the period from June 27, 2012 to August 23, 2012 the Company issued 2,650,000 shares of  common stock  at a price of $0.01 per share for total cash proceeds of $26,500. As of August 31, 2012 the Company issued 8,150,000 shares of common stock for total cash proceeds of $32,000.

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4. INCOME TAXES

Income taxes are accounted for  under  the  assets  and liability method.  Deferred  tax  assets  and  liabilities are recognized for  the  estimated future tax consequences attributable  to differences between the financial  statement carrying amounts of existing  assets  and  liabilities and their respective  tax  bases and operating loss and tax credit  carry  forwards. Deferred tax assets  and  liabilities are measured using enacted tax rates  in effect for the year in which  those  temporary differences are expected to be recovered or settled.

 As of August 31, 2012, the Company had net operating loss carry forwards of $347 that may be available to reduce future years’ taxable income through 2032.

5. RELATED PARTY TRANSACTIONS

As of August 31, 2012 a Director had loaned the Company $217.  The loan is non-interest bearing, due upon demand and unsecured.

On May 21, 2012, the Company sold 5,500,000  shares  of  common stock at a price of $0.001 per share to its director.

6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from August 31, 2012 through the date whereupon the financial statements were issued and has determined that there are no items to disclose.

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SUBJECT TO COMPLETION, DATED _____________, 20___

PROSPECTUS

AZURE HOLDING GROUP CORP.

2,650,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II.  Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$9.11
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$4,000.00
Transfer Agent Fees	$1,200.00
EDGAR Filing Fees	$800.00
TOTAL	$10,009.11

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our Articles of Incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

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Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 5,500,000 shares of our common stock to Ms. Chernetckaia on May 21, 2012, who has been our President, Chief Executive Officer, Treasurer, and our sole director since our inception on April 27, 2012.  She acquired these 5,500,000 shares at a price of $0.001 per share for total proceeds to us of $5,000.00.  These shares were issued pursuant to Regulation S promulgated pursuant to the Securities Act of 1933.

The shares were issued with a Rule 144 restrictive legend.

As of November 28 , 2012 Ms. Chernetckaia had 5,500,000 restricted shares of common stock of Azure Holding Group Corp.

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We completed an offering of 2,650,000 shares of our common stock at a price of $0.01 per share to the following 29 purchasers on August 17, 2012:

Name of Subscriber	Number of Shares
Ugis Karandzejs	80,000
Guntis Upmanis	80,000
Peteris Strods	80,000
Anatoliy Zamozdra	80,000
Yulia Lyalina	80,000
Anisa Bulueva	80,000
Oksana Vashukevich	80,000
Tatyana Torbeyeva	80,000
Olga Churinova	80,000
Marina Elizabeth Flor Acevedo	80,000
Carmen Emilia Penaherrera Romero	80,000
Juan Gabriel Cedeno Quintana	80,000
Juan Javier Conforme Macias	80,000
Diego Armando Espinoza Pacheco	80,000
Walter Manuel Velez Burgos	80,000
Luis Eduardo Sabando Velez	80,000
Silvia Adriana Rivera Leon	80,000
Janis Poznaks	100,000
Andrejs Levaskovics	100,000
Valentina Levaskovica	100,000
Edgars Ozolins-ozols	100,000
Arvids Streikus	100,000
Alexander Kryukov	100,000
Frantisek Baroch	100,000
Petr Hampel	100,000
Tatiana Bunaeva	100,000
Roman Volodchenko	120,000
Pavel Churinov	120,000
Hye Eun Kim	150,000

The total amount received from this offering was $26,500.  We completed this offering pursuant to Regulation S of the Securities Act.

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Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required by law to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of RONALD R. CHADWICK, P.C.

* - Previously filed

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The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, Nevada, on November 28 , 2012.

Azure Holding Group Corp.

By:/s/ Olga Chernetckaia
Olga Chernetckaia

President, Chief Executive Officer,
Treasurer, Chief Accounting Officer, Chief Financial Officer, sole Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Olga Chernetckaia	President, Chief Executive	November 28 , 2012
Officer, Treasurer,
Olga Chernetckaia	Chief Accounting Officer,
Chief Financial Officer
sole Director and Secretary

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion re: Legality and Consent of Counsel
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of RONALD R. CHADWICK, P.C.

* - Previously filed

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